Exhibit 2R1

2017 MANDATORY EXCHANGEABLE TRUST

CODE OF ETHICS

AND

POLICY ON PERSONAL TRADING

Introduction

Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), requires every registered investment company to have a written code of ethics that specifically addresses personal trading practices by Access Persons (defined below). This Code of Ethics shall apply to the 2017 Mandatory Exchangeable Trust (the “Company”). Rule 17j-1 also requires that reasonable diligence be used and procedures instituted to prevent violations of this Code of Ethics.

The following three general fiduciary principles govern the personal investment activities of a registered investment company’s advisory personnel:

•	such personnel have a duty at all times to place the interests of Company shareholders first;

•	all personal securities transactions by such personnel must be conducted consistently with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

•	such personnel should not take inappropriate advantage of their positions.

1.	Definitions

As used herein:

(a)	“Access Person” means, as here relevant, any Advisory Person of the Company.

(b)	“Advisory Person” of the Company means, as here relevant, a trustee of the Company or any natural person in a control relationship with the Company.

(b)	“Covered Security” means a “security” as defined in Section 2(a)(36) of the 1940 Act except the following: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments; and (iii) shares issued by registered open-end investment companies.

(c)	A “security held or to be acquired” by the Company means (i) any Covered Security which, within the most recent 15 days (a) is or has been held by the Company, or (b) is being or has been considered by the Company for purchase by the Company; and (ii) any option to purchase or sell a Covered Security, or any security convertible into or exchangeable for a Covered Security. A Covered Security is “being considered for current purchase or sale” when a decision (or recommendation) to purchase or sell a Covered Security has been made and communicated, and, with respect to a person making a decision (or recommendation), when such person believes such decision or recommendation is imminent.

(d)	“Beneficial Ownership” shall have the meaning ascribed thereto under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(e)	“Investment Personnel” means, as here relevant, any employee of the Company in a control relationship with the Company who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company.

2.	Prohibitions

(a)	No Access Person, in connection with the purchase or sale by such person of a security held or to be acquired by the Company, shall:

(i)	employ any device, scheme or artifice to defraud the Company;

(ii)	make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

(iv)	engage in any manipulative practice with respect to the Company.

(b)	Investment Personnel may not directly or indirectly acquire beneficial ownership of any securities in an initial public offering or limited offering, as those terms are defined in Rule 17j-1 under the Investment Company Act, unless prior approval from the Company has been obtained.

3.	Procedural Matters

(a)	The Managing Trustee or other designated agent of the Company shall:

(i)	Furnish a copy of this Code of Ethics to each Access Person;

(ii)	Notify each Access Person of his or her obligation to file reports as provided by Section 4 of this Code of Ethics;

(iii)	Report to the Board of Trustees (“Board”) the facts contained in any reports filed with the Managing Trustee or other designated agent pursuant to Section 4 of this Code of Ethics when any such report indicates that an Access Person engaged in a transaction in a security held or to be acquired by the Company. Additionally, an annual written report will be provided to the Board, describing any material issues that arose during the previous year under this Code of Ethics; and

(iv)	Maintain the records required by paragraph (f) of Rule 17j-1.

(b)	On an annual basis, the Board will certify that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

4.	Reporting

(a)	Every Access Person shall report to the Company the information described in Section 4(b) of this Code of Ethics with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security, except in the following circumstances:

(i)	An Access Person need not make a report as provided in this section with respect to transactions effected for, and Covered Securities held in, any account over which the Access Person has no direct or indirect influence or control.

(ii)	A trustee who is not an “interested person” of the Company and who would be required to make a report solely by reason of being a trustee of the Company need not make (A) an initial holdings report and an annual holdings report; and (B) a quarterly report unless the trustee knew or, in the ordinary course of fulfilling his or her duties as a Company trustee, should have known that during the 15-day period immediately before or after the trustee’s transaction in a Covered Security, the Company purchased or sold the Covered Security or the Company considered purchasing or selling the Covered Security.

(b)	An Access Person must make the following reports to the Company, unless excepted as provided above in Section 4(a):

(i)	An initial holdings report, which must be made within 10 days from the date in which the person becomes an Access Person and which must contain the following information that is current as of a date not more than 45 days prior to the date the person becomes an Access Person:

(A)	the title, number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(B)	the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(C)	the date that the report is submitted by the Access Person.

(ii)	Quarterly transaction reports, which must be made no later than 30 days after the end of the calendar quarter and which must contain the following information:

(A)	With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

(1)	the date of the transaction, the title, interest rate, and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

(2)	the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

(3)	the price of the Covered Security at which the transaction was effected;

(4)	the name of the broker, dealer or bank with or through which the transaction was effected; and

(5)	the date the report is submitted by the Access Person.

(B)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(1)	the name of the broker, dealer or bank with whom the Access Person established the account;

(2)	the date the account was established; and

(3)	the date that the report was submitted by the Access Person.

(iii)	Annual holdings reports, which information must be current as of a date no more than 45 days before the report is submitted and contain the following information:

(A)	the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(B)	the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

(C)	the date the report is submitted by the Access Person.

5.	Board Oversight

The Board must initially approve the Code of Ethics for the Company, and the Board must approve any material changes to the Code of Ethics within six (6) months of such change. The Managing Trustee or his designee shall provide to the Board a written report outlining any material issues that arose during the previous year and annually certify that the Company has adopted procedures in compliance with this Code of Ethics.

6.	Implementation

The Managing Trustee has been designated to implement this Code of Ethics for the Company. The Managing Trustee or his delegate shall create a list of all Access Persons and update the list with reasonable frequency. The Managing Trustee or his delegate shall circulate a copy of this Code of Ethics (in hard copy or electronically) to each Access Person at least once each year.

7.	Violations

Upon learning of facts which indicate that a violation of this Code of Ethics may have occurred, the Board shall determine whether, in their judgment, the conduct being considered did in fact violate the provisions of this Code of Ethics. If the Board determines that a violation of this Code of Ethics has occurred, the Board may impose such sanctions (including but not limited to a letter of censure, suspension, termination of employment, and/or a disgorging of any profits made) as it deems appropriate in the circumstances. If the person whose conduct is being considered by the Board is a Trustee, he/she shall not be eligible to participate in the judgment of the Board as to whether a violation has occurred or in whether, or to what extent, sanctions should be imposed.

The undersigned certifies that he has received a copy of the Code of Ethics for the 2017 Mandatory Exchangeable Trust, that he has read it, and that he understands its contents and his obligations as an Access Person as provided therein.

Signature: ________________________

Print Name:    _____________________

Title:    __________________________

Date:    __________________________

2017 MANDATORY EXCHANGEABLE TRUST

Securities Transactions Report For the Calendar Quarter/Year Ended: Month/Day/Year

To the Managing Trustee of the Company or his designee:

During the quarter referred to above, the following transactions were effected in securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to this Code of Ethics adopted by the Company.

Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank through Whom Effected

This report (i) excludes transactions not required to be reported, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

NOTE: Do not report transactions in U.S. Government securities, bankers’ acceptances, bank certificates of deposit, commercial paper and registered open-end investment companies.

Date:__________________________	Signature:______________________________________

Print Name:_____________________________________
Title:__________________________________________